Exhibit 99.1

iStar Financial Inc.
1114 Avenue of the Americas
New York, NY 10036
News Release	(212) 930 - 9400

COMPANY CONTACTS	[NYSE: SFI]

James D. Burns	Andrew G. Backman
Chief Financial Officer	Senior Vice President – Investor Relations

iStar Financial Announces Third Quarter 2009 Results

•                  Adjusted earnings (loss) allocable to common shareholders for the third quarter was ($234.2) million, or ($2.37) per diluted common share.

•                  Net income (loss) allocable to common shareholders for the third quarter was ($251.3) million, or ($2.55) per diluted common share.

•                  Company records $345.9 million of loan loss provisions during the quarter versus $435.0 million during the prior quarter.

NEW YORK - October 30, 2009 - iStar Financial Inc. (NYSE: SFI), a leading publicly traded finance company focused on the commercial real estate industry, today reported results for the third quarter ended September 30, 2009.

iStar reported adjusted earnings (loss) allocable to common shareholders for the third quarter of ($234.2) million or ($2.37) per diluted common share, compared with ($287.2) million or ($2.16) per diluted common share for the third quarter 2008. Adjusted earnings (loss) represents net income (loss) computed in accordance with GAAP, adjusted primarily for preferred dividends, depreciation, depletion, amortization, impairments of goodwill and intangible assets, gain (loss) from discontinued operations, and gain on sale of joint venture interest.

Net income (loss) allocable to common shareholders for the third quarter was ($251.3) million, or ($2.55) per diluted common share, compared to ($308.7) million or ($2.32) per diluted common share for the third quarter 2008. Please see the financial tables that follow the text of this press release for a detailed reconciliation of adjusted earnings (loss) to GAAP net income (loss).

Revenues for the third quarter 2009 were $210.2 million versus $337.3 million for the third quarter 2008. The year-over-year decrease is primarily due to a reduction of interest income resulting from an increase in non-performing loans (NPLs), an overall smaller asset base and lower interest rates.

Net investment income for the quarter was $180.2 million compared to $209.7 million for the third quarter 2008. The year-over-year decrease is primarily due to lower interest income as discussed above, offset by lower interest expense and increased gains on early extinguishment of debt. Net investment income represents interest income, operating lease income, earnings (loss) from equity method investments and gain on early extinguishment of debt, less interest expense and operating costs for corporate tenant lease assets.

During the quarter, the Company received $403.6 million in gross principal repayments. Additionally, the Company generated proceeds of $182.4 million from loan sales; $22.0 million of net proceeds from the sale of three corporate tenant lease (CTL) assets; and $25.9 million of net proceeds from other real estate owned (OREO) asset sales. Of the gross principal repayments and asset sales, $192.0 million was utilized to pay down the A-participation interest associated with the Fremont portfolio. Additionally during the quarter, the Company funded a total of $283.1 million under pre-existing commitments.

The Company’s leverage, calculated as book debt net of unrestricted cash and cash equivalents, divided by the sum of book equity, accumulated depreciation and loan loss reserves, each as determined in accordance with GAAP, was 2.9x at September 30, 2009, versus 2.8x at June 30, 2009. The Company’s net finance margin, calculated as the rate of return on assets less the cost of debt, was 1.51% for the quarter, versus 1.48% in the prior quarter.

Capital Markets

As of September 30, 2009, the Company had $187.1 million of unrestricted cash and available capacity on its credit facilities versus $417.4 million at the end of the prior quarter. At September 30, 2009, the Company was in compliance with all of its bank and bond covenants.

During the quarter, the Company repaid its LIBOR + 0.34% senior unsecured notes due September 2009.

During the quarter, the Company repurchased $255.5 million par value of its senior unsecured notes, resulting in a net gain on early extinguishment of debt of $91.7 million. The Company also repurchased 2.2 million shares of its common stock during the quarter. The Company currently has remaining authority to repurchase up to $29.5 million of shares under its share repurchase programs.

Risk Management

At September 30, 2009, first mortgages, participations in first mortgages, senior loans and corporate tenant lease investments collectively comprised 87.0% of the Company’s asset base, versus 91.0% in the prior quarter. The Company’s loan portfolio consisted of 78.3% floating rate loans and 21.7% fixed rate loans, with a weighted average maturity of 2.0 years.

At the end of the quarter, the weighted average last dollar loan-to-value ratio for all structured finance assets was 83.6%. The Company’s corporate tenant lease assets were 94.1% leased with a weighted average remaining lease term of 11.2 years. At September 30, 2009, the weighted average risk ratings of the Company’s structured finance and corporate tenant lease assets were 3.91 and 2.60, versus 3.90 and 2.59, respectively, in the prior quarter.

As of September 30, 2009, the Company had 26 loans on its watch list representing $1.2 billion or 11.3% of total managed loans, compared to 28 loans representing $1.2 billion or 10.4% of total managed loans in the prior quarter. Assets on the Company’s watch list were all performing loans at September 30, 2009. Managed asset and loan values represent iStar’s book value plus the A-participation interest associated with the Fremont portfolio. The Company’s total managed loan value at quarter end was $10.5 billion.

At the end of the third quarter, 85 of the Company’s 260 total loans were on NPL status. These loans represent $4.4 billion or 42.0% of total managed loans, compared to 90 loans representing $4.6 billion or 39.6% of total managed loans in the prior quarter.

Additionally, during the quarter the Company took title to 15 properties that had an aggregate gross loan value of $826.5 million prior to foreclosure, resulting in $266.3 million of charge-offs against the Company’s reserve for loan losses and recorded $8.0 million of additional impairments on its OREO and REHI portfolios.

At the end of the quarter, the Company held 29 assets, representing a book value of $920.1 million, which had previously served as collateral on its loans. Of these assets, $584.5 million were classified as OREO and considered held for sale based on management’s current intention to market and sell the assets in the near term. The remaining $335.6 million were classified as Real Estate Held for Investment (REHI) based on management’s current strategy to hold, operate or develop these assets over a longer period.

During the quarter, the Company also charged-off $58.8 million against its reserve for loan losses associated with restructurings, loan sales and repayments during the quarter. Additionally, the Company recorded $8.9 million of non-cash impairment charges associated with the sales and pending sales of CTL assets, as well as $9.3 million of non-cash impairment charges associated with other assets.

During the third quarter, the Company recorded $345.9 million in loan loss provisions. Provisions in the quarter reflect the continued deterioration in the overall credit markets and its impact on the portfolio as determined in the Company’s regular quarterly risk ratings review process. At September 30, 2009, the Company had loan loss reserves of $1.5 billion or 14.2% of total managed loans. This compares to loan loss reserves of $1.5 billion or 12.6% of total managed loans at June 30, 2009.

Summary of Fremont Contributions to Quarterly Results

At the end of the third quarter, the Fremont portfolio, including additional fundings made during the quarter, had a managed loan value of $3.1 billion consisting of 103 loans, versus $3.6 billion consisting of 122 loans at the end of the prior quarter. In addition, there were 10 OREO assets with a managed asset value of $182.4 million and six REHI assets with a managed asset value of $170.7 million associated with the Fremont portfolio at the end of the quarter.

At the end of the third quarter, the value of the A-participation interest in the portfolio was $672.9 million versus $865.6 million at the end of the prior quarter. The book value of iStar’s B-participation interest was $2.4 billion versus $2.7 billion at the end of the prior quarter. During the quarter, iStar received $274.1 million in principal repayments and proceeds from asset sales in respect of Fremont assets, of which the Company retained $82.1 million. The balance of principal repayments was paid to the A-participation interest. The weighted average maturity of the Fremont portfolio is six months.

During the third quarter, iStar funded $70.2 million of commitments related to the portfolio. Unfunded commitments at the end of the third quarter were $0.3 billion, of which the Company expects to fund approximately $0.1 billion based upon its comprehensive review of the portfolio.

At September 30, 2009, there were 45 Fremont loans on NPL status with a managed loan value of $1.8 billion versus 51 loans at the prior quarter end, with $2.0 billion of managed loan value. In addition, there were nine Fremont loans on the Company’s watch list with a managed loan value of $213.5 million versus 12 loans at the prior quarter end, with $347.2 million of managed loan value.

[Financial Tables to Follow]

*                   *                *

iStar Financial Inc. is a leading publicly traded finance company focused on the commercial real estate industry. The Company primarily provides custom-tailored investment capital to high-end private and corporate owners of real estate, including senior and mezzanine real estate debt, senior and mezzanine corporate capital, as well as corporate net lease financing and equity. The Company, which is taxed as a real estate investment trust (“REIT”), provides innovative and value added financing solutions to its customers.

iStar Financial will hold a quarterly earnings conference call at 10:00 a.m. ET today, October 30, 2009. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through iStar Financial’s website, www.istarfinancial.com, under the “Investor Relations” section. To listen to the live call, please go to the website’s “Investor Relations” section at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the iStar Financial website.

(Note: Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar Financial Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from iStar Financial Inc.’s expectations include the amount and timing of additional loan loss provisions, the amount and timing of asset sales (including OREO assets), continued increases in NPLs, repayment levels, the Company’s ability to reduce its indebtedness at a discount, the Company’s ability to generate liquidity, the Company’s ability to maintain compliance with its debt covenants, economic conditions, the availability of liquidity for commercial real estate transactions and other risks detailed from time to time in iStar Financial Inc.’s SEC reports.)

Selected Income Statement Data

(In thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Net investment income (1)	$180,198	$209,745	$719,103	$534,988
Other income	9,454	22,922	20,408	88,707
Non-interest expense (2)	(429,797)	(559,699)	(1,359,176)	(1,163,637)
Gain on sale of joint venture interest	—	—	—	280,219
Income (loss) from continuing operations	(240,145)	(327,032)	(619,665)	(259,723)

Income (loss) from discontinued operations	(8,106)	3,194	(9,248)	19,358
Gain from discontinued operations	809	19,955	12,426	72,487
Net (income) loss attributable to noncontrolling interests	(515)	502	998	1,069
Gain on sale of joint venture interest attributable to noncontrolling interests	—	—	—	(18,560)
Gain from discontinued operations attributable to noncontrolling interests	—	—	—	(3,689)
Preferred dividends	(10,580)	(10,580)	(31,740)	(31,740)
Net income (loss) allocable to common shareholders, HPU holders and Participating Security holders (3)	$(258,537)	$(313,961)	$(647,229)	$(220,798)

(1)         Includes interest income, operating lease income, earnings (loss) from equity method investments and gain (loss) on early extinguishment of debt, less interest expense and operating costs for corporate tenant lease assets.

(2)         Includes depreciation and amortization, general and administrative expenses, provision for loan losses, impairments and other expenses.

(3)         HPU holders are Company employees who purchased high performance common stock units under the Company’s High Performance Unit Program. Participating Security holders are Company employees and directors who hold unvested restricted stock units and common stock equivalents under the Company’s Long Term Incentive Plan.

Selected Balance Sheet Data

(In thousands)

(unaudited)

	As of	As of
	September 30, 2009	December 31, 2008

Loans and other lending investments, net	$8,588,020	$10,586,644
Corporate tenant lease assets, net	$2,925,413	$3,044,811
Other investments	$391,053	$447,318
Total assets	$13,404,594	$15,296,748
Debt obligations, net	$11,311,405	$12,486,404
Total liabilities	$11,586,207	$12,840,896
Total equity	$1,810,942	$2,446,662

iStar Financial Inc.

Consolidated Statements of Operations

(In thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
REVENUES

Interest income	$124,701	$237,006	$444,109	$748,460
Operating lease income	76,037	77,378	229,246	229,952
Other income	9,454	22,922	20,408	88,707
Total revenues	210,192	337,306	693,763	1,067,119

COSTS AND EXPENSES

Interest expense	113,938	169,665	372,288	503,915
Operating costs - corporate tenant lease assets	5,673	5,200	17,655	14,802
Depreciation and amortization	25,298	23,760	73,004	70,876
General and administrative (1)	27,808	37,694	105,617	124,474
Provision for loan losses	345,892	411,142	1,039,004	777,302
Impairment of other assets	17,351	88,075	60,729	145,766
Impairment of goodwill	—	—	4,186	39,092
Other expense	13,448	(972)	76,636	6,127
Total costs and expenses	549,408	734,564	1,749,119	1,682,354

Income (loss) from continuing operations before other items	(339,216)	(397,258)	(1,055,356)	(615,235)
Gain on early extinguishment of debt	91,701	68,321	446,957	69,916
Gain on sale of joint venture interest	—	—	—	280,219
Earnings (loss) from equity method investments	7,370	1,905	(11,266)	5,377
Income (loss) from continuing operations	(240,145)	(327,032)	(619,665)	(259,723)

Income (loss) from discontinued operations	(8,106)	3,194	(9,248)	19,358
Gain from discontinued operations	809	19,955	12,426	72,487
Net income (loss)	(247,442)	(303,883)	(616,487)	(167,878)

Net (income) loss attributable to noncontrolling interests	(515)	502	998	1,069
Gain on sale of joint venture interest attributable to noncontrolling interests	—	—	—	(18,560)
Gain from discontinued operations attributable to noncontrolling interests	—	—	—	(3,689)
Net income (loss) attributable to iStar Financial Inc.	(247,957)	(303,381)	(615,489)	(189,058)

Preferred dividend requirements	(10,580)	(10,580)	(31,740)	(31,740)
Net income (loss) allocable to common shareholders, HPU holders and Participating Security holders (2)	$(258,537)	$(313,961)	$(647,229)	$(220,798)

(1)         For the three months ended September 30, 2009 and 2008, includes $4,521 and $4,884 of stock-based compensation expense, respectively. For the nine months ended September 30, 2009 and 2008, includes $17,572 and $17,725 of stock-based compensation expense, respectively.

(2)         HPU holders are Company employees who purchased high performance common stock units under the Company’s High Performance Unit Program. Participating Security holders are Company employees and directors who hold unvested restricted stock units and common stock equivalents under the Company’s Long Term Incentive Plan.

iStar Financial Inc.

Earnings Per Share Information

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
EPS INFORMATION FOR COMMON SHARES
Income (loss) attributable to iStar Financial Inc. from continuing operations (1) (2)
Basic and diluted	$(2.48)	$(2.49)	$(6.24)	$(2.27)
Net income (loss) attributable to iStar Financial Inc. (1) (3)
Basic and diluted	$(2.55)	$(2.32)	$(6.21)	$(1.63)
Weighted average shares outstanding
Basic and diluted	98,674	133,199	101,324	133,955

EPS INFORMATION FOR HPU SHARES
Income (loss) attributable to iStar Financial Inc. from continuing operations (1) (2)
Basic and diluted	$(468.33)	$(470.67)	$(1,181.53)	$(430.66)
Net income (loss) attributable to iStar Financial Inc. (1) (3) (4)
Basic and diluted	$(481.93)	$(438.47)	$(1,175.73)	$(308.73)
Weighted average shares outstanding
Basic and diluted	15	15	15	15

(1)	For the three months ended September 30, 2009 and 2008, excludes preferred dividends of $10,580. For the nine months ended September 30, 2009 and 2008, excludes preferred dividends of $31,740.
(2)	Income (loss) attributable to iStar Financial Inc. from continuing operations excludes net (income) loss from noncontrolling interests.
(3)

For the three and nine months ended September 30, 2008, net income (loss) attributable to iStar Financial Inc. and allocable to common shareholders and HPU holders is reduced by $1,271 and $2,393, respectively, for dividends paid to Participating Security holders.

(4)

For the three months ended September 30, 2009 and 2008, net income (loss) allocable to HPU holders was ($7,229) and ($6,577), respectively, on both a basic and dilutive basis. For the nine months ended September 30, 2009 and 2008, net income (loss) allocable to HPU holders was ($17,636) and ($4,631), respectively, on both a basic and diluted basis.

iStar Financial Inc.

Reconciliation of Adjusted Earnings to GAAP Net Income

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
ADJUSTED EARNINGS (1)

Net income (loss)	$(247,442)	$(303,883)	$(616,487)	$(167,878)
Add: Depreciation, depletion and amortization	25,264	24,448	73,341	78,149
Add: Joint venture depreciation, depletion and amortization	1,897	1,943	16,091	12,513
Add: Deferred financing amortization	(8,780)	16,745	3,346	38,677
Add: Impairment of goodwill and intangible assets	—	—	4,186	51,549
Less: Hedge ineffectiveness, net	—	(1,256)	—	(2,106)
Less: Gain from discontinued operations	(809)	(19,955)	(12,426)	(72,487)
Less: Gain on sale of joint venture interest	—	—	—	(280,219)
Less: Net (income) loss attributable to noncontrolling interests	(515)	502	998	1,069
Less: Preferred dividends	(10,580)	(10,580)	(31,740)	(31,740)

Adjusted earnings (loss) allocable to common shareholders, HPU holders and Participating Security holders:
Basic and Diluted	$(240,965)	$(292,036)	$(562,691)	$(372,473)

Adjusted earnings (loss) per common share: (2)
Basic and Diluted (3)	$(2.37)	$(2.16)	$(5.40)	$(2.74)

Weighted average common shares outstanding:
Basic and Diluted	98,674	133,199	101,324	133,955

Common shares outstanding at end of period:
Basic and Diluted	97,452	132,043	97,452	132,043

(1)

Adjusted earnings should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. Adjusted earnings should not be considered as an alternative to net income (loss) (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. Rather, adjusted earnings is an additional measure the Company uses to analyze how its business is performing. It should be noted that the Company’s manner of calculating adjusted earnings may differ from the calculations of similarly-titled measures by other companies.

(2)	For the three and nine months ended September 30, 2008, excludes $1,271 and $2,393, respectively, of dividends paid to Participating Security holders.
(3)

For the three months ended September 30, 2009 and 2008, excludes ($6,737) and ($6,120) of basic and diluted net income (loss) allocable to HPU holders, respectively. For the nine months ended September 30, 2009 and 2008, excludes ($15,333) and ($7,778) of basic and diluted net income (loss) allocable to HPU holders, respectively.

iStar Financial Inc.

Consolidated Balance Sheets

(In thousands)

(unaudited)

	As of	As of
	September 30, 2009	December 31, 2008

ASSETS

Loans and other lending investments, net	$8,588,020	$10,586,644
Corporate tenant lease assets, net	2,925,413	3,044,811
Other investments	391,053	447,318
Real estate held for investment, net	335,635	—
Other real estate owned	584,519	242,505
Assets held for sale	19,866	—
Cash and cash equivalents	187,090	496,537
Restricted cash	42,509	155,965
Accrued interest and operating lease income receivable, net	48,233	87,151
Deferred operating lease income receivable	120,124	116,793
Deferred expenses and other assets, net	162,132	119,024
Total assets	$13,404,594	$15,296,748

LIABILITIES AND EQUITY

Accounts payable, accrued expenses and other liabilities	$274,802	$354,492

Debt obligations, net:
Unsecured senior notes	4,625,363	7,188,541
Secured senior notes	869,285	—
Unsecured revolving credit facilities	748,562	3,281,273
Secured revolving credit facilities	961,128	306,867
Secured term loans	4,008,966	1,611,650
Other debt obligations	98,101	98,073
Total liabilities	11,586,207	12,840,896

Redeemable noncontrolling interests	7,445	9,190

Total iStar Financial Inc. shareholders’ equity	1,774,613	2,418,999
Noncontrolling interests	36,329	27,663
Total equity	1,810,942	2,446,662

Total liabilities and equity	$13,404,594	$15,296,748

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

Three Months Ended
September 30, 2009
PERFORMANCE STATISTICS

Net Finance Margin
Weighted average GAAP yield on loan and CTL investments	5.71%
Less: Cost of debt	4.20%
Net Finance Margin (1)	1.51%

Return on Average Common Book Equity
Average total book equity	$1,901,899
Less: Average book value of preferred equity	(506,176)
Average common book equity (A)	$1,395,723

Net income (loss) allocable to common shareholders, HPU holders and Participating Security holders	$(258,537)
Net income (loss) allocable to common shareholders, HPU holders and Participating Security holders — Annualized (B)	$(1,034,148)
Return on Average Common Book Equity (B) / (A)	Neg

Adjusted basic earnings (loss) allocable to common shareholders, HPU holders and Participating Security holders (2)	$(240,965)
Adjusted basic earnings (loss) allocable to common shareholders, HPU holders and Participating Security holders — Annualized (C)	$(963,860)
Adjusted Return on Average Common Book Equity (C) / (A)	Neg

Expense Ratio
General and administrative expenses (D)	$27,808
Total revenue (E)	$210,192
Expense Ratio (D) / (E)	13.2%

(1)

Weighted average GAAP yield is the annualized sum of interest income and operating lease income, divided by the sum of average gross corporate tenant lease assets, average loans and other lending investments, average purchase intangibles and average assets held for sale over the period. Cost of debt is the annualized sum of interest expense and operating costs—corporate tenant lease assets, divided by the average gross debt obligations over the period. Operating lease income and operating costs—corporate tenant lease assets exclude adjustments from discontinued operations of $758 and ($302), respectively. The Company does not consider net finance margin to be a measure of the Company’s liquidity or cash flows. It is one of several measures that management considers to be an indicator of the profitability of its operations.

(2)

Adjusted earnings should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. Adjusted earnings should not be considered as an alternative to net income (loss) (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. Rather, adjusted earnings is an additional measure the Company uses to analyze how its business is performing. It should be noted that the Company’s manner of calculating adjusted earnings may differ from the calculations of similarly-titled measures by other companies.

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

CREDIT STATISTICS

	Three Months Ended
	September 30, 2009
Book debt, net of unrestricted cash and cash equivalents (A)	$11,124,315

Book equity	1,810,942
Add: Accumulated depreciation and loan loss reserves	2,042,688
Sum of book equity, accumulated depreciation and loan loss reserves (B)	$3,853,630

Leverage (1) (A) / (B)	2.9	x

Ratio of Earnings to Fixed Charges	(1.1	x)

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	(1.0	x)

Covenant Calculation of Fixed Charge Coverage Ratio (2)	2.7	x

Interest Coverage

EBITDA (3) (C)	$(116,923)
Interest expense and preferred dividends (D)	124,518

EBITDA / Interest Expense (3) (C) / (D)	Neg

RECONCILIATION OF NET INCOME TO EBITDA (3)

Net income (loss) less preferred dividends	$(258,022)
Add: Interest expense	113,938
Add: Depreciation, depletion and amortization	25,264
Add: Joint venture depreciation, depletion and amortization	1,897
EBITDA (3)	$(116,923)

(1)   Leverage is calculated by dividing book debt net of unrestricted cash and cash equivalents by the sum of book equity, accumulated depreciation and loan loss reserves.

(2)   This measure, which is a trailing twelve-month calculation and excludes the effect of impairment charges and other non-cash items, is consistent with covenant calculations included in the Company’s secured credit facilities; therefore, we believe it is a useful measure for investors to consider.

(3)   EBITDA should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. EBITDA should not be considered as an alternative to net income (loss) (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. It should be noted that the Company’s manner of calculating EBITDA may differ from the calculations of similarly-titled measures by other companies.

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

FINANCING VOLUME SUMMARY STATISTICS

Three Months Ended September 30, 2009

	LOANS
			Total/	CORPORATE
		Floating	Weighted	TENANT	OTHER
	Fixed Rate	Rate	Average	LEASING	INVESTMENTS
Amount funded	$20,847	$256,447	$277,294	$411	$5,436
Weighted average GAAP yield	9.86%	6.06%	6.36%	N/A	N/A
Weighted average all-in spread/margin (basis points) (1)	954	559	588	N/A	N/A
Weighted average first $ loan-to-value ratio	19.01%	1.52%	2.90%	N/A	N/A
Weighted average last $ loan-to-value ratio	87.66%	81.97%	82.42%	N/A	N/A

UNFUNDED COMMITMENTS

Number of assets with unfunded commitments					119
Discretionary commitments					$126,576
Non-discretionary commitments					1,005,868
Total unfunded commitments					$1,132,444

Estimated weighted average funding period				Approximately 3.1 years

UNENCUMBERED ASSETS / UNSECURED DEBT

Unencumbered assets (A)					$7,566,297
Unsecured debt (B)					$5,510,740

Unencumbered Assets / Unsecured Debt (A) / (B)					1.4	x

RISK MANAGEMENT STATISTICS

(weighted average risk rating)

	2009			2008
	September 30,	June 30,	March 31,	December 31,	September 30,
Structured Finance Assets (principal risk)	3.91	3.90	3.71	3.53	3.41
Corporate Tenant Lease Assets	2.60	2.59	2.59	2.58	2.55

(1=lowest risk; 5=highest risk)

(1)   Represents spread over base rate LIBOR (floating-rate loans) and interpolated U.S. Treasury rates (fixed-rate loans) during the quarter.

iStar Financial Inc.

Supplemental Information

(In thousands, except per share amounts)

(unaudited)

LOANS AND OTHER LENDING INVESTMENTS CREDIT STATISTICS

	As of
	September 30, 2009		December 31, 2008
Value of non-performing loans (1) /
As a percentage of total managed loans	$4,399,701	42.0%	$3,458,158	27.5%

Reserve for loan losses /
As a percentage of total managed loans	$1,491,153	14.2%	$976,788	7.8%
As a percentage of non-performing loans (1)		33.9%		28.3%

(1) Non-performing loans include iStar’s book value and Fremont’s A-participation interest on the associated assets.

iStar Financial Inc.

Supplemental Information

(In millions)

(unaudited)

NPL STATISTICS AS OF SEPTEMBER 30, 2009 (1)	Managed Value	% of NPLs

Origination
iStar Legacy	$2,603	59.2%
Fremont	1,797	40.8
Total	$4,400	100.0%

Property / Collateral Type
Land	$1,328	30.2%
Condo Construction - Completed	721	16.4
Multifamily	370	8.4
Mixed Use / Mixed Collateral	370	8.4
Condo Construction - In Progress	360	8.2
Retail	298	6.8
Entertainment / Leisure	274	6.2
Hotel	204	4.6
Conversion - In Progress	181	4.1
Industrial / R&D	92	2.1
Office	77	1.8
Conversion - Completed	63	1.4
Corporate - Real Estate	62	1.4
Total	$4,400	100.0%

(1)   Based on carrying value of the loans, plus the Fremont A-participation interest on the associated loans.

iStar Financial Inc.

Supplemental Information

(In millions)

(unaudited)

	Carrying
PORTFOLIO STATISTICS AS OF SEPTEMBER 30, 2009 (1)	Value	% of Total

Asset Type
First Mortgages / Senior Loans	$9,247	62.9%
Corporate Tenant Leases	3,547	24.1
Mezzanine / Subordinated Debt	832	5.7
Other Real Estate Owned	585	4.0
Real Estate Held for Investment	336	2.3
Other Investments	155	1.0
Total	$14,702	100.0%

Property / Collateral Type
Apartment / Residential	$4,206	28.6%
Land	2,307	15.7
Office	1,879	12.8
Industrial / R&D	1,366	9.3
Retail	1,178	8.0
Entertainment / Leisure	926	6.3
Hotel	877	5.9
Mixed Use / Mixed Collateral	762	5.2
Corporate - Real Estate	752	5.1
Other	439	3.0
Corporate - Non-Real Estate	10	0.1
Total	$14,702	100.0%

Geography
West	$3,384	23.0%
Northeast	2,700	18.4
Southeast	2,401	16.3
Mid-Atlantic	1,571	10.7
Various	996	6.8
Central	916	6.2
Southwest	869	5.9
South	500	3.4
International	488	3.3
Northcentral	439	3.0
Northwest	438	3.0
Total	$14,702	100.0%

(1)  Based on carrying value of the Company's total investment portfolio, gross of loan loss reserves and accumulated depreciation.